THIRD AMENDMENT TO FIRST AMENDED AND RESTATED
                                CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made as of the 28th day of June, 1996, by and among CAIRN ENERGY USA, INC., a Delaware corporation ("Borrower"), INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, as agent ("Agent"), and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION and MEESPIERSON N.V., as lenders ("Lenders").

                                    RECITALS:

         Borrower, Agent and Lenders entered into that certain First Amended and Restated Credit Agreement dated as of December 20, 1994, as amended by a First Amendment to First Amended and Restated Credit Agreement dated December 12, 1995 and a Second Amendment to First Amended and Restated Credit Agreement dated January 15, 1996 (the "Original Agreement"), for the purposes and consideration therein expressed, pursuant to which Lenders made and became obligated to make loans to Borrower as therein provided; and Borrower, Agent and Lenders desire to amend the Original Agreement as provided herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                     ARTICLE I - Definitions and References

         ss. 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment, and the following terms when used in this Amendment shall have the following meanings:

           "Amendment" means this Third Amendment to First Amended and Restated Credit Agreement.

       "Credit Agreement" means the Original Agreement as amended hereby.

                  ARTICLE II - Amendments to Original Agreement

         ss. 2.1.  Defined Terms.  The definition of "Fixed Rate" set forth in
Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

                  "Fixed Rate" means, with respect to each particular Fixed Rate Portion and the associated Eurodollar Rate and Reserve Percentage, the rate per annum

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         calculated by Agent (rounded upwards, if necessary,  to the next higher
         0.01%) determined on a daily basis pursuant to the following formula:

                  Fixed Rate =

                  Eurodollar Rate             + Fixed Rate Spread
                  100.0% - Reserve Percentage

         where Fixed Rate Spread means for any day:

                  (i) if the aggregate unpaid principal balance of the Loans at the end of such day plus the amount of all LC Obligations outstanding at the end of such day is less than seventy-five percent (75%) of the Borrowing Base, one and one-quarter percent (1.25%) per annum; and

                   (ii) if the aggregate unpaid principal balance of the Loans at the end of such day plus the amount of all LC Obligations outstanding at the end of such day is equal to or greater than seventy-five percent (75%) of the Borrowing Base, one and one half percent (1.5%) per annum.

         If the Reserve Percentage changes during the Interest Period for a Fixed Rate Portion, Agent may, at its option, either change the Fixed Rate for such Fixed Rate Portion or leave it unchanged for the duration of such Interest Period. If the Fixed Rate Spread changes during the Interest Period for a Fixed Rate Portion, the Fixed Rate shall change for such Fixed Rate Portion. The Fixed Rate shall in no event, however, exceed the Highest Lawful Rate.

         ss. 2.2. Letters of Credit. Clause (b) of Section 2A.1. of the Original Agreement is hereby amended in its entirety to read as follows:

                  (b) the aggregate amount of LC Obligations at such time does not exceed $10,000,000; and

         ss. 2.3.  Borrowing  Base. As  contemplated  in and pursuant to Section
2.11 of the Credit Agreement, Agent hereby designates the new Borrowing Base under the Credit Agreement as $50,000,000, effective as of the date hereof and continuing until but not including the next date as of which the Borrowing Base is redetermined.

                    ARTICLE III - Conditions of Effectiveness

         ss. 3.1. Effective Date. This Amendment shall become effective as of the date first above written when (i) Agent shall have received this Amendment at Agent's office duly authorized, executed and delivered by Borrower and each Lender, and (ii) Agent shall have additionally received all of the following documents each being duly authorized, executed and delivered, and in form and substance satisfactory to Lender:

                  (a) Omnibus Certificate. An Omnibus Certificate of the Secretary and of the Chairman of the Board or President of Borrower of even date with this

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         Amendment, which shall contain the names and signatures of the officers authorized to execute this Amendment and which shall certify to the truth, correctness and completeness of: (i) all of the exhibits attached to that certain Omnibus Certificate dated as of December 20, 1994, made by such officers of Borrower, and (ii) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Amendment is entered into, authorizing the execution of this Amendment.

                  (b) Compliance Certificate. A Compliance Certificate of the Chief Financial Officer of Borrower, of even date with this Amendment, in which such officer shall certify, to the best of his knowledge and belief after due inquiry, to the satisfaction of the conditions set out in subsections (a) through (d), inclusive, of Section 3.2 of the Original Agreement as of the date hereof.

             ARTICLE IV - Representations, Warranties and Covenants

         ss. 4.1.Representations, Warranties and Covenants of Borrower. In order to induce Agent and Lenders to enter into this Amendment, Borrower represents, warrants and covenants to Agent and each Lender that:

                  (a) The  representations  and warranties  contained in Section
         4.1 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent that such representations and warranties are made in the Original Agreement only in reference to a specific date and except to the extent that the facts upon which such representations are based have been changed by the extension of credit under the Credit Agreement.

                  (b) Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow and to perform its obligations under the Credit Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations hereunder.

                  (c) The execution and delivery by Borrower of this Amendment and the performance by it of its obligations hereunder and under the Credit Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles of incorporation or bylaws of Borrower or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower, except as expressly contemplated in the Loan Documents. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby.


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                  (d) When this Amendment is duly executed and  delivered,  each of this Amendment and the Credit Agreement will be a legal and binding instrument and agreement of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws and by general principles of equity.

                  (e) The audited annual Consolidated financial statements of Borrower dated as of December 31, 1995 and the unaudited quarterly Consolidated financial statements of Borrower dated as of March 31, 1996 fairly present the Consolidated financial position at such dates and the Consolidated statement of operations and cash flows for the periods ending on such dates for Borrower. Copies of such financial statements have heretofore been delivered to Lender. Since March 31, 1996, no material adverse change has occurred in the financial condition or businesses or in the Consolidated financial condition or businesses of Borrower.

                            ARTICLE V - Miscellaneous

         ss. 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to this Amendment also and any reference in any Loan Document to any other document or instrument amended, renewed, extended or otherwise affected by this Amendment shall also refer to such Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

         ss. 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Credit Agreement to Agent or any Lender shall be deemed to constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

         ss. 5.3. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

         ss. 5.4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA IN
ALL RESPECTS, INCLUDING CONSTRUCTION, VALIDITY AND PERFORMANCE.


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         ss. 5.5.  Counterparts.  This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

         IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                                            CAIRN ENERGY USA, INC.


                                            By:
                                               J. Munro M. Sutherland
                                                 Senior Vice President


                                                     INTERNATIONALE NEDERLANDEN
                                                     (U.S.) CAPITAL CORPORATION


                                            By:
                                               Nancy S. Frohman, Vice President


                                                   MEESPIERSON N.V.


                                            By:
                                               Darrell W. Holley, Vice President

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